Exhibit 2(iv)

AGREEMENT AND PLAN OF MERGER
AND REORGANIZATION OF
ENTERGY GULF STATES LOUISIANA, INC. INTO
ENTERGY GULF STATES LOUISIANA, L.L.C.

This Agreement and Plan of Merger and Reorganization (hereinafter this "Agreement") is made and entered into effective as of the 31st day of December, 2007, 4:00 p.m. Central Standard Time by and between Entergy Gulf States Louisiana, Inc., formerly known as Entergy Gulf States, Inc., a corporation organized and existing under the laws of the State of Texas (the "Corporation"), and Entergy Gulf States Louisiana, L.L.C., a limited liability company organized and existing under the laws of the State of Louisiana (the "Limited Liability Company").

W I T N E S S E T H:

WHEREAS, the sole common Shareholder entitled to vote and all of the Members of the Board of Directors of the Corporation and the sole Member of the Limited Liability Company entitled to vote and all of the Managers of the Limited Liability Company (who are also called the "Directors" of the Limited Liability Company in its Operating Agreement) have deemed it advisable and to the advantage of all parties that the Corporation be reorganized and merged into the Limited Liability Company upon the terms and conditions hereinafter provided;

WHEREAS, the Corporation and the Limited Liability Company intend that the merger and reorganization contemplated hereby qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the sole common Shareholder of the Corporation entitled to vote has approved this Agreement in accordance with Article 5.03 of the Texas Business Corporation Act (the "Act"), and the sole Member of the Limited Liability Company entitled to vote has approved this Agreement in accordance with Section 1318 of the Louisiana Limited Liability Law and the Operating Agreement of the Limited Liability Company;

WHEREAS, the Corporation has outstanding 100,000 shares of its Series A 8.25% Preference Stock, which has no right under the Corporation's Restated Articles of Incorporation, as amended, to vote on the merger and reorganization or this Agreement. Any statutory right of the holders of the Corporation's Series A 8.25% Preference Stock to vote on the merger and reorganization or this Agreement have been exercised by unanimous written consent of the holders of all such 100,000shares of its Series A 8.25% Preference Stock in favor of the merger and reorganization and this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein the Corporation and the Limited Liability Company hereby agree to merge in accordance with the following plan:

1. Merger.

a. Parties to the Merger. The parties to the Merger (defined below) are Entergy Gulf States Louisiana, Inc., a Texas corporation, and Entergy Gulf States Louisiana, L.L.C., a Louisiana limited liability company.

b. Surviving Entity. Entergy Gulf States Louisiana, Inc. shall be merged with and into Entergy Gulf States Louisiana, L.L.C., effective 4:00 p.m. Central Standard Time, December 31, 2007 (the "Merger"), and Entergy Gulf States Louisiana, L.L.C., a Louisiana limited liability company (hereinafter referred to as the "Surviving Company") shall survive, as the sole survivor of, the Merger, all as, and with the effect, provided by the laws of the State of Louisiana, the laws of the State of Texas, and this Agreement. To accomplish the Merger, an appropriate Certificate and Articles of Merger shall be signed, verified and delivered for filing with the Secretary of State of Louisiana and the Secretary of State of Texas.

c. This Agreement has been approved as required by Articles 5.01 and 5.03 of the Act by the Board of Directors of the Corporation, and by its sole common shareholder that is entitled to vote thereon, EGS Holdings, Inc., a Texas corporation. This Agreement has been approved as required by La. R. S. 12:1359 by the Managers of the Surviving Company and by its sole holder of common membership interests that is entitled to vote thereon, EGS Holdings, Inc.

2. Managers of the Company. The Managers of Entergy Gulf States Louisiana, L.L.C., the Surviving Company, immediately after the Merger shall be the same as the Managers of Entergy Gulf States Louisiana, L.L.C., immediately prior thereto.

3. Articles of Organization. The Articles of Organization of Entergy Gulf States Louisiana, L.L.C., the Surviving Company, as in effect immediately prior to the Merger, are on file in the records of the Secretary of State of Louisiana and shall continue to be the Articles of Organization of Entergy Gulf States Louisiana, L.L.C., as the Surviving Company, without change or amendment, until further amended in accordance with the provisions thereof and applicable laws. The Operating Agreement of Entergy Gulf States Louisiana, L.L.C., as in effect immediately prior to the Merger, shall continue to be the Operating Agreement of Entergy Gulf States Louisiana, L.L.C., as the Surviving Company, without change or amendment, until further amended in accordance with the provisions thereof and applicable laws.

4. Allocation of Rights, Assets and Liabilities. The manner and basis of allocating the real estate and other property of the Corporation, and of allocating and vesting all liabilities and obligations of the Corporation (or making adequate provision for the payment and discharge thereof) to the Surviving Company is as set forth below. At and after the Merger, all rights, privileges, powers and franchises, both of a public as well as of a private nature, of the Corporation shall be allocated to, vested in and possessed by the Surviving Company, subject to all the liabilities, duties and restrictions of and upon the Corporation; and all of the rights, privileges, powers and franchises of the Corporation, and all property, real, personal and mixed (movable and immovable, tangible and intangible) of the Corporation, and all debts due to the Corporation, on whatever account, shall be allocated to and vested in the Surviving Company; and all property, rights, privileges, powers and franchises, and all and every interest of the Corporation, shall thereafter be as effectively the property, rights, privileges, powers and franchises of the Surviving Company as if they were of the Corporation, and the title to any real estate vested by deed or otherwise and any other real estate or other property owned, leased, held, and claimed by the Corporation immediately prior to the Merger shall not revert or be in any way impaired by reason of this Merger and is allocated to and vested in the Surviving Company without further act or deed, and without any transfer or assignment having occurred, subject to any liens or other encumbrances thereon existing at the effective time of the Merger as provided by law in Article 5.06A(2) of the Act; and any claims existing or action or proceeding pending by or against the Corporation may be prosecuted to judgment or otherwise continued as if such Merger had not taken place, except as may be modified with the consent of such creditors; and all debts, liabilities, obligations and duties of or upon the Corporation shall be allocated to, vested in, and attach to the Surviving Company and may be enforced against it to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Company in the first instance.

All allocations of rights, titles and interests to all real estate and other property shall be subject to all existing liens or other encumbrances thereon and all exceptions, easements, servitudes, rights-of-way, rights-of-use, licenses, covenants, limitations, leases, restrictions, disabilities, duties, conditions, releases, encroachments, reservations, joint ownership agreements, joint operating agreements, joint use agreements, options, and other agreements affecting such property as of the Effective Time (as defined below), whether or not of record. All allocations of real and tangible personal property (movable or immovable) of the Corporation are made AS IS, WHERE IS, WITH ALL FAULTS, AND ALL WARRANTIES (EXPRESS AND IMPLIED) WITH RESPECT TO CONDITION, DEFECTS (LATENT OR PATENT), MERCHANTABILITY, HABITABILITY, AND FITNESS FOR ANY PURPOSE OF ANY ALLOCATED PROPERTY ARE EXPRESSLY DISCLAIMED, including, without limitation, the warranty against redhibitory defects provided by Louisiana Civil Code Articles 2520 et seq., and the warranty of fitness for intended uses under Louisiana Civil Code Article 2475, and without recourse. Each of the Corporation and the Surviving Company irrevocably waives and relinquishes any rights it may have to rescind or otherwise set aside the allocation of all or any part of the property allocated due to the resolutory condition under Louisiana Civil Code Art. 2561 or otherwise arising out of the failure of the Surviving Company to pay or perform any liability or obligation allocated to it or any other obligation that it is obligated to pay or perform and any vendor's lien arising out of this allocation. Each of the Corporation and the Surviving Company waives production of mortgage and conveyance certificates, tax researches, surveys, and any and all other certificates required by law or custom.

5. Further Assurances. From time to time, the Surviving Company may execute such deeds and other instruments and take or cause to be taken such further and other action that shall be appropriate or necessary to vest, to protect, or confirm, of record or otherwise, in the Surviving Company, the title to and possession of powers, franchises and authority of the Corporation and otherwise to carry out the purposes of this Agreement; and the Managers of the Surviving Company are fully authorized to take any and all such action and to execute and deliver any and all such deeds and other instruments.

6. Stock of Corporation and Membership Interest in Surviving Company. The manner and basis for converting the shares of the Corporation into membership interests of the Surviving Company shall be as follows:

(a) Effective as of the Effective Time of the Merger, (i) each of the 100 units of the Surviving Company's Common Membership Interests then outstanding shall be surrendered and cancelled, and (ii) each share of the Corporation's common stock then outstanding shall be automatically converted into one unit of the Surviving Company's Common Membership Interests. Units of the Surviving Company's Common Membership Interests issued in accordance with the terms of this paragraph (a) shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of the Corporation's common stock. Each holder of shares of the Corporation's common stock will receive a written notification of the Merger directing him to send his certificate or certificates for shares of the Corporation's common stock (each a "Certificate") to the Surviving Company or its transfer agent for exchange as set forth in this paragraph (a), and each holder tendering such Certificate or Certificates as directed will receive one or more certificates for the units of the Surviving Company's Common Membership Interests into which the shares evidenced by such Certificate or Certificates are converted under this paragraph (a).

(b) Effective as of the Effective Time of the Merger, each share of the Corporation's Series Series A 8.25% Preference Stock then outstanding shall be automatically converted into one unit of the Company's Series A 8.25% Preferred Membership Interests. Units of the Company's Series A 8.25% Preferred Membership Interests issued in accordance with the terms of this paragraph (b) shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of the Corporation's Series A 8.25% Preference Stock. Each holder of shares of the Corporation's Series A 8.25%Preference Stock will receive a written notification of the Merger directing him to send his certificate or certificates for shares of the Corporation's Series A 8.25% Preference Stock (each a "Certificate") to the Surviving Company or its transfer agent for exchange as set forth in this paragraph (b) and each holder tendering such Certificate or Certificates as directed will receive one or more certificates for the units of the Surviving Company's Series A 8.25% Preferred Membership Interests into which the shares evidenced by such Certificate(s) are converted under this paragraph (b). If, after the Effective Time, a Certificate is presented to the Surviving Company for any reason, it shall be canceled and exchanged for a certificate representing the units of the Surviving Company's Series A 8.25% Preferred Membership Interests into which such shares are converted under this paragraph (b). In the event that any Certificate shall have been lost, stolen or destroyed, the Surviving Company shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, certificates representing the units of the Surviving Company's Series A 8.25% Preferred Membership Interests into which the shares of the Corporation's Series A 8.25% Preference Stock represented by such Certificate are converted pursuant to this paragraph (b); provided, however, that the Surviving Company may, in its discretion and as a condition precedent to the issuance of such a certificate representing units of the Surviving Company's Series A 8.25% Preferred Membership Interests require the owner of such lost, stolen or destroyed Certificate to indemnify the Surviving Company against any claim that may be made against the Surviving Company with respect to the Certificate alleged to have been lost, stolen or destroyed.

7. The Surviving Company shall be obligated for the payment of the fair value of any shares held by a Shareholder of the Corporation who has the right to dissent to dissent from this Plan of Merger and who has complied with the requirements of Article 5.12 of the Act for the recovery of the fair value of his shares.

8. In satisfaction of the requirements of Section C of Article 5.04 of the Act, the Surviving Company agrees that it will be responsible for the timely payment of all fees and franchise taxes required by law to be paid for all periods prior to the Effective Time, and if such fees and franchise taxes have not been timely paid, the Surviving Company will be obligated to pay them. The Surviving Company shall be responsible for payment of all fees and taxes as required by law to be paid by it from and after the Effective Time.

9. Upon the Merger taking effect, the Surviving Company is deemed:  (i) to appoint the Secretary of the State of Texas as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of each Texas corporation, such as the Corporation, that is a party to the Merger; and (2) to agree that it will promptly pay to the dissenting shareholders of the Corporation the amount, if any, to which they are entitled under Article 5.11 of the Act.

10. The effective time of the Merger (the "Effective Time") shall be the date and time so specified in the Certificate and Articles of Merger filed with the Secretary of State of Texas and with the Secretary of State of Louisiana.

11. At any time before the Effective Time, this Agreement may be abandoned (subject to any contractual rights) by the Corporation, as a party to the Merger, without shareholder action, by (a) execution of a statement of abandonment by any officer of the Corporation or in any other manner determined by the board of directors of the Corporation and (b) if the related Certificate and Articles of Merger have been filed but the Effective Time has not yet occurred, filing such statement with the Secretary of State of Texas as provided for in Section L of Article 5.03 of the Act. At any time before the Effective Time, this Agreement may be abandoned (subject to any contractual rights) by the Surviving Company, as a party to the Merger, by (a) the execution of a statement of abandonment by any Manager of the Surviving Company or in any other manner determined by the Managers of the Surviving Company and (b) if the related Certificate and Articles of Merger have been delivered to the Secretary of State of Louisiana in advance for filing as of the Effective Time but the Effective Time has not yet occurred, filing such statement with the Secretary of State of Louisiana.

12. The Corporation and the Surviving Company reserve the right to amend, to modify, or to supplement this Agreement (including any exhibits and schedules), or the Certificate and Articles of Merger, prior to the Effective Time, and, if such right is exercised, this Agreement and the Certificate and Articles of Merger shall be the Plan and Agreement of Merger and Certificate and Articles of Merger that become effective as of the Effective Time, subject to such further supplementation and modification as is provided for in this Agreement or allowed by law.

13. The Corporation and the Surviving Company will cause promptly and duly to be taken, executed, acknowledged, delivered, recorded, and filed all such further acts, documents, and assurances as either may from time to time reasonably request to carry out more effectively the intent and purposes of this Agreement, including, without limitation, articles of correction to supplement or correct the provisions of this Agreement; provided however, that after the Effective Time all actions may be taken unilaterally by the Surviving Company as the sole surviving entity of the Merger.

14. Neither the Merger and related allocations, nor any other actions described herein are intended to cause any change in the status of the employment of employees of the Corporation, the Surviving Company, or any other Entergy entities who are active employees of the Corporation, the Surviving Company, or any other Entergy entity at the Effective Time as the same existed prior to the Effective Time, except that employees assigned to and employed by the Corporation shall be assigned to and employed by the Surviving Company. To the extent that union contracts, employment contracts, or other employment-related agreements cover any employees who are assigned to and employed by the Surviving Company in connection with the transactions contemplated by this Agreement, the rights and obligations of the Corporation under such contracts or agreements to the extent they relate to any such employment shall be allocated to and vested in the Surviving Company on and after the Effective Time.

15. Assignment. This Agreement and the rights of the Corporation and Surviving Company hereinafter may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors and assigns of the parties hereto.

16. Amendment. This Agreement may be modified or amended only by a duly authorized written instrument executed by the parties hereto.

17. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary for any single counterpart hereof to be executed by all parties hereto as long as at least one counterpart is executed by each party.

18.  Governing Law. This Agreement shall be construed in accordance with the laws of the State of Louisiana and, to the extent appropriate, the Act.

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IN WITNESS WHEREOF, an authorized officer of Entergy Gulf States Louisiana, Inc. and a Manager of Entergy Gulf States Louisiana, L.L.C., have signed this Agreement pursuant to the authority granted to them on this 31st day of December, 2007.

Entergy Gulf States Louisiana, Inc.

By: /s/ E. Renae Conley
Name: E. Renae Conley
Title: President and Chief Executive Officer

WITNESSES:

/s/ Ann G. Roy

/s/ Daniel Roark

Entergy Gulf States Louisiana, L.L.C.

By: /s/ Mark G. Otts
Name: Mark G. Otts
Title: Manager

WITNESSES:

/s/ Stephen H. Kinney

/s/ Daniel Roark

CERTIFICATE

The undersigned, Assistant Secretary of ENTERGY GULF STATES LOUISIANA, INC. (formerly named Entergy Gulf States, Inc.) (the "Corporation"), hereby certifies that the above Agreement and Plan of Merger and Reorganization (the "Agreement") was adopted by the unanimous written consent of the sole common Shareholder entitled to vote thereon of the Corporation dated effective December 31, 2007, and that the person executing the Agreement on behalf of the Corporation is an authorized officer of the Corporation. Additionally, the Corporation has outstanding 100,000 shares of its Series A 8.25% Preference Stock, which has no right under the Corporation's Restated Articles of Incorporation, as amended, to vote on the Agreement. Any statutory right of the holders of such Series A 8.25% Preference Stock to vote on the Agreement has been exercised by vote at a meeting of the shareholders at which the holders of all of such 100,000 shares of its Series A 8.25% Preference Stock were present in person or by proxy and at which all of such 100,000 shares of its Series A 8.25% Preference Stock were voted in favor of the Agreement and none of such 100,000 shares of its Series A 8.25% Preference Stock were voted against the Agreement.

Entergy Gulf States Louisiana, Inc.

By: /s/ Paul A. Castanon
Name: Paul A. Castanon
Title: Assistant Secretary

CERTIFICATE

The undersigned hereby certifies that he is a duly authorized and appointed Manager of ENTERGY GULF STATES LOUISIANA, L.L.C., and that the above Agreement and Plan of Merger and Reorganization were adopted by the unanimous written consent of all of the Members of ENTERGY GULF STATES LOUISIANA, L.L.C. entitled to vote thereon, dated December 31, 2007.

Entergy Gulf States Louisiana, L.L.C.

By: /s/ Mark G. Otts
Name: Mark G. Otts
Title: Manager